UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Empery Digital Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

for stockholders, with $440M+ expected cash flow from our Midwest Al data center investment over its 15 - year lease and 5GW+ power capacity potential at our West Texas data center campus. This is momentum worth protecting. Vote the WHITE proxy card by Oct. 14. Learn how to cast your vote at www.protectempery.com .

Empery Digital ! Author 4m •·· 100 followers Th i s communication may be deemed sol l iciting materia l l w i th respect to the Company's annual meeting. Investors and shareho l lders are urged to read thE proxy statement and other relevant materials fHed with the SEC. Read the proxy statement and other SEC f i iings: https :/ /prote , ctempery.com/stockhold l, er - ma t e , r i a 1 I I s/?materials=sec• filing 1 s Sto , ckh , ol , der Ma 1 terials - Protect Emp , ery Di , gita 1 I This website is being made available to all stockholders of Empery Di · g 1 ita l , Inc. II ,(the "Company"). Please read this notice and the Disclaimers " section of this... .